SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

LIBERATED ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	None required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

LIBERATED ENERGY, INC.

15 Elvis Boulevard

Chester, NY 10918

845-610-3817

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain stockholders, owning approximately 98% of our voting power approved by written consent in lieu of a stockholders’ meeting, the proposal to effect a 1-for-3,500 reverse split of the Company’s common stock. On March 7, 2016, our board of directors unanimously approved the above proposal and on the same date shareholders holding a majority of our voting power approved the proposal.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about March 7, 2016, the record date, and we anticipate the effective date of the proposed action to be April 4, 2016, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying Information Statement carefully.

March 7, 2016	Very truly yours,

BRIAN CONWAY
Brian Conway
President

LIBERATED ENERGY, INC.

15 Elvis Boulevard

Chester, NY 10918

845-610-3817

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record owners of the common stock, $0.001 par value per share and the preferred stock, $0.001 par value per share, of LIBERATED ENERGY, INC., a Nevada corporation, which we refer to herein as “LIBE,” “company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about March 7, 2016. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On March 7, 2016, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 2,759,155,725shares of common stock issued and outstanding and 10,000,000 shares of Series A preferred stock outstanding. Each share of Series A preferred stock had 10,000 votes. Accordingly, the combined voting power of all of the Series A preferred stock and common stock was 102,759,155,725votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 10,000 votes per share.

The common stock and Series A preferred stock constitute the sole outstanding classes of LIBE voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Each share of preferred stock entitles the holder to 10,000 votes on all matters submitted to stockholders. The preferred and common stock vote as a single class on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On March 7, 2016, a stockholder who beneficially owned 100,012,000,000 or approximately 98% of the combined voting power of the common stock and Series A preferred stock consented in writing to amend our articles of incorporation and to effect a 1-for-3,500 reverse split of the Company’s common stock.

Also on March 7, 2016, our board of directors approved the above action, subject to approval by the stockholders. No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholders meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

TABLE OF CONTENTS

Page

FORWARD-LOOKING STATEMENTS	5

QUESTIONS AND ANSWERS	5

SUMMARY	6

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS	8

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK	7

WHERE YOU CAN FIND MORE INFORMATION	10

EFFECTIVE DATE	10

MISCELLANEOUS MATTERS	10

CONCLUSION	11

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q: Why did I receive this Information Statement?

A: Stockholders owning a majority of the combined voting power of our outstanding shares of common stock and Series A preferred stock took action by written consent in lieu of a stockholders’ meeting. Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q: What actions did the stockholders take?

A: A stockholder executed a written consent on March 7, 2016 approving the proposal that we to effect a 1-for-3,500 reverse split of the Company’s common stock. Pursuant to SEC rules and regulations, this action required notification to all of our stockholders.

Q: What action do I need to take as a stockholder?

A: You are not required to take any action. The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.

Q: Am I entitled to appraisal rights?

A: No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q: Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the increase in authorized shares of common stock?

A: You will not recognize any gain or loss for U.S. federal income tax purposes as a result of the increase in the authorized shares of our common stock.

Q: Where can I find more information about the company?

A: As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

Q: Who can help answer my questions?

A: If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 2 Coleman Court, Southampton, New Jersey 08088.

SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary. This summary also provides cross-references to the location in the Information Statement of the information summarized.

Our Business

We are engaged in the business of manufacturing the Guard Lite security lighting system.

Reverse Stock Split

As noted above, the Amendment will effect a 1-for-3,500 reverse split of our common stock.

As a result of the reverse split, each 3,500 shares of common stock (the “Old Shares”) will become and be converted into one share of common stock (the “New Shares”), with stockholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of shares.

As a result of the reverse split, the number of shares of common stock issued and outstanding will decrease from 2,759,155,725to approximately 788,330 (based on the number of shares of common stock outstanding as of March 7, 2016). Since additional fractional shares may be issued in order to round up fractional shares, we do not know the exact number of New Shares that will be outstanding after the reverse split.

Reasons for the Reverse Stock Split

The Company’s common stock is quoted on the OTC Pink marketplace under the symbol “LIBE”. The Company’s common stock has traded at very low prices for some time. As of March 7, 2016, the last reported closing price of the Company’s common stock was $0.0001. The reverse stock split is intended to increase the per share stock price. We believe that if we are successful in maintaining a higher stock price, the common stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our common stock will have greater liquidity and a stronger investor base. In addition, following the reverse split, the Company intends to apply to have its common stock quoted on the OTCQB marketplace, which requires a minimum bid price of $0.01 for 30 days. The Company believes having the common stock quoted on the OTCQB may also help to generate greater liquidity and a stronger investor base.

In evaluating the reverse stock split, the Company's board of directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split will be to reduce the number of shares of common stock outstanding, and to increase the trading price of the common stock. However, the effect of any reverse stock split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the common stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company’s business, and general market conditions.

Effect on Ownership by Individual Shareholders

The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares. Our stockholders do not have preemptive rights to acquire additional shares of common stock. The reverse stock split will not alter any shareholder’s percentage interest in our equity, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants and other Securities

All outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of common stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the of 1-for-3,500 ratio.

Other Effects on Outstanding Shares

As stated above, the rights of the outstanding shares of common stock will remain the same after the reverse stock split.

The reverse stock split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Company’s common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company’s common stock under the Exchange Act.

Fractional Shares

The Company will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share.

Accounting Consequences

The par value of the common stock will remain unchanged at $0.0001 per share after the reverse stock split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

Federal Income Tax Consequences

We believe that the United States federal income tax consequences of the reverse stock split to holders of common stock will be as follows:

(i) Except as explained in (v) below with respect to fractional shares, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below with respect to fractional shares, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to us.

(v) The federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split will be implemented by filing the Amendment with the Secretary of State of the State of Wyoming, substantially in the form of Appendix A hereto and will be effective on the date set forth therein. We will obtain a new CUSIP number for the new common stock effective at the time of the reverse split.

As of the effective date of the reverse stock split, each certificate representing shares of common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders will be notified of the effectiveness of the reverse split. Shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDER

As of March 7, 2016, we have 2,759,155,725shares of common stock issued and outstanding and 10,000,000 shares of Series A preferred stock outstanding. Each share of Series A preferred stock had 10,000 votes. Accordingly, the combined voting power of all of the Series A preferred stock was 100,000,000,000 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 10,000 votes per share.

As of March 7, 2016, the combined voting power of the common stock and Series A preferred stock was 102,759,155,725votes. Our president, Brian Conway who beneficially owned 100,012,000,000, or approximately 98%, of the combined voting power of the common stock and Series A preferred stock consented in writing to effect amend our articles of incorporation and effect a 1-for-3,500 reverse split of our common stock. Because the action was approved by the written consent of stockholders holding a majority of our voting power, no proxies are being solicited with this Information Statement.

Nevada corporate law provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholder, Brian Conway, our president, is the beneficial owner of 100,012,000,000, or approximately 98%, of the combined voting power of the common stock and Series A preferred stock. The consenting stockholder voted in favor of the proposed action described herein pursuant to written consent dated March 7, 2016. No consideration was paid for the consent. The consenting stockholders are set forth below.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the total number of shares owned beneficially by Brian Conway on March 7, 2016. The stockholder listed below have direct ownership of his shares and possess voting and dispositive power with respect to the shares.

Name	Number of	Percentage of	Number of	Percentage of
Beneficial Owner	Common Shares	Ownership	Preferred Shares	Ownership

Brian Conway	12,000,000	0.51%	10,000,000	100.00%

TOTALS	12,000,000	0.51%	10,000,000	100.00%

(1)

Each share of Series A preferred stock has 10,000 votes. Accordingly Mr. Conway has 100,000,000,000 Series A preferred votes and 12,000,000 common votes or a total of 98% of the total voting power which they may vote on any issue presented to the shareholders. Accordingly Mr. Conway has the ability to control the outcome of any issue presented to shareholders. Further, the holders of the Series A preferred stock and the Company’s common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A preferred shares having 10,000 votes per share.

Amendment to Articles of Incorporation

In connection with the increase in our authorized shares of common stock, we will file with the State of Nevada an amendment to our articles of incorporation to effect a 1-for-3,500 reverse split of our common stock.

Stock Transfer Agent

Our stock transfer agent is Olde Monmouth Stock Transfer Co, Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, telephone (732) 872-2727.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed increase in authorized shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about LIBE that we file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions to effect the increase in our authorized shares of common stock will not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated hereby will be effected on or about April 4, 2016.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on April 4, 2016, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about March 7, 2016 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

March 7, 2016	BRIAN CONWAY
Brian Conway
President